EXHIBIT 2.2


    First Amendment to Purchase and Assumption Agreement dated June 6, 2000, by and between Mid State Bank and The Anchor Bank.

                                 FIRST AMENDMENT
                                       TO
                        PURCHASE AND ASSUMPTION AGREEMENT

      This First Amendment To Purchase and Assumption Agreement (the "Amendment") is made as of this 6th day of June, 2000, by and between The Anchor Bank, a South Carolina banking corporation headquartered in Myrtle Beach, South Carolina ("Seller"), and Mid State Bank, a South Carolina banking corporation headquartered in Newberry, South Carolina ("Purchaser").

                                  Introduction.
                                  ------------

      According to the terms and conditions of that certain Purchase and Assumption Agreement dated May 9, 2000, by and between Purchaser and Seller (the "Purchase Agreement"), Seller has agreed to sell certain assets and to transfer certain deposits and other liabilities associated with its operations to Purchaser, all as set forth therein. Purchaser and Seller desire to amend the terms of the Purchase and Assumption Agreement as set forth herein.

      Defined terms herein shall have the meanings ascribed to them in the Purchase Agreement unless otherwise defined herein.

                                  Agreement.
                                  ---------

      NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      (a) The definition of "Branch Loan" set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

      "Branch Loan" means (i) any loan fully secured by any Branch Deposit, and
      (ii) any checking line of credit or overdraft checking balance linked to any Branch Deposit, and (iii) all other loans associated with the Branch Office as listed on Schedule 2.1(e) hereto (it being acknowledged that Purchaser shall not have to purchase any loan which is not covered by clauses (i), (ii) or (iii) of this definition, which is a nonaccrual loan or any other loan ninety (90) days or more past due as of the Effective
      Time), together with any Accrued Interest Receivable thereon, the related Servicing Rights and all such loan documentation as may be possessed by Seller with respect to such Branch Loans; provided, however, the Branch Loans shall not include those loans listed on Schedule 1 to that certain First Amendment to Purchase and Assumption Agreement dated June 6, 2000, by and between Purchaser and Seller, which are (i) the loans of Seller that would be classified as Grade 4 or Grade 5 loans under the Purchaser's grading system, and (ii) any loans where the borrower is Roy Lee Pryor
      III. At any time prior to the tenth (10th) day before the date of Closing,
      Schedule 2.1(e) may be supplemented by Seller upon written notice to Purchaser; provided however, unless Purchaser consents in writing,
      Schedule 2.1(e) shall not include any loan whose principal balance is equal to or greater than ten thousand dollars ($10,000) and which is entered into or renewed by Seller after the termination of the Due Diligence Period (as defined below). Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that during the period commencing on the date hereof and ending at midnight of May 31, 2000 (the "Due Diligence Period"), Purchaser shall be permitted to conduct a review of any and all Branch Loans. In the event for any reason the Purchaser in its sole discretion finds any such loan unacceptable to Purchaser, Purchaser may, at any time prior to midnight of June 1, 2000, terminate this Agreement by delivering written notice to Seller. In such event, this Agreement shall be null and void unless the parties hereto subsequently agree otherwise in writing.

      (b) Section 3.1(d) of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

      (d) One Hundred Percent (100.0%) of the Net Book Value of the Branch Loans; minus

First Amendment To
Purchase and Assumption Agreement

      (c) Section 3.1(e) of the Purchase Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

      (e) The lesser of either (i) Ninety-Two Percent (92.0%) of the total amount of the Branch Deposits on deposit in Seller on the Closing Date excluding Jumbo Deposits, or (ii) Two Million Fifty Thousand and No/100 ($2,050,000) Dollars; minus

      (d) Except as otherwise modified hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one Amendment, and any party hereto may execute this Amendment by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the parties hereto. This Amendment shall be governed by and construed in accordance with the laws of the State of South Carolina. No provision of this Amendment shall be interpreted against any party hereto because such party or its legal representative drafted such provision.

      IN WITNESS WHEREOF, the parties have executed this First Amendment To Purchase and Assumption Agreement under seal with the corporate parties acting by and through their duly authorized officers, effective as of the date first above written.

                                       SELLER:
                                       ------

                                       THE ANCHOR BANK



                                       By:   /s/ TOMMY E. LOOPER
                                          ----------------------
                                             Tommy E. Looper
                                       Executive Vice President and
                                       Chief Financial Officer


                                       PURCHASER:
                                       ---------

                                       MID STATE BANK



                                       By:   /s/ WILLIAM F. STEADMAN
                                           -------------------------
                                              William F. Steadman
                                              President

First Amendment To
Purchase and Assumption Agreement

                                   SCHEDULE 1

                          Exclusions from Branch Loans



As of 5/11/00

Name                          Acct. #      Balance        RR

Bedenbaugh Judy L             1302228        9,982         5
Berry Tori                 1000017845        1,175         5
Bosket James               1000018223       10,195         5
Bosket Marcus              1000016261        9,640         5
Bosket Marcus              1000018430          287         5
Bouknight Leon             1000016564        4,630         5
Bouknight Leon             1000018271        8,792         5
Bouknight Leon             1000008038        2,448         5
Bouknight Leon             9000017368       13,778         5
Bowdler Elizabeth          1000012754        1,534         5
Bradley Cynthia            1000016801        8,494         5
Breibart Mary T            1000018352        4,259         5
Brown Antoine              1000018391        2,249         5
Clark Dwight O             1000014251        1,933         5
Clark Dwight O             1000012187        6,105         5
Cleveland Arthur           8409722200      190,000         5
Cobb Henry R Jr               1700026        8,993         5
Cole Robecca Lynn          1000016393        2,233         5
Crouch Alicia J            1000016249        6,061         5
Crouch Charlotte           1000012859        2,329         5
Crouch James H             9000014110       34,350         5
Crouch Jinna S             1000016030        3,731         5
Durst Russell                 1101868       37,193         5
Forrest Evelyn             1000019180        5,280         5
Forrest George B           1000014026       21,277         5
Forrest George B           1000017206       21,322         5
Forrest George B           1000017983        7,461         5
Forrest George B           1000018676       24,534         5
Gantt Debra                1000016786        1,457         5
Hamby Wesley               1000009163        7,243         5
Haskin Randy T             1000011167        4,011         5
Hill Daryl                 1000017953        6,441         5
Hill Felicia Steve         1000015295       11,037         5
Holloway Betty P           1000016561        7,209         5
Holloway Betty P           1000017530       22,118         5
Hughes Mike                1000017557          796         5
Hunter Tammy               1000015715        3,882         5
Hunter Tammy               1000018874        2,569         5
Hyler Randy B II           1000011395        6,486         5
Johnson Darlene C          1000015676        3,279         5
Johnson Darlene C          1000018604        3,323         5
Johnson James R               1304352       16,910         5
Kinard Danny               1000002194        3,044         5


First Amendment To
Purchase and Assumption Agreement
Page 3
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Langford George W Jr          1303356       70,943         5
Lewis Pamela R             1000011011        1,436         5
Lott Melissa K             1000018094        1,674         5
Mathis Patrick             1000017167        4,965         5
Milner Jenny T             1000013468       16,960         5
Mingus Dennis              1000017236        6,875         5
Mize Christy B             1000018028        4,068         5
Morris Margie R            1000014920        4,722         5
Newberry Vacuum            1000015925        4,020         5
Padgett Russell            1000017158        5,000         5
Pryor Roy L III            1000018547        6,367         5
Pryor Roy L III            1000019018       12,472         5
Rhodes Brandon Lee         1000017029        5,073         5
Robinson George J             1303751       12,753         5
Rushton Francis            1000011782        4,071         5
Rushton Gary               1000010294        2,239         5
Shealy David               1000006820       54,866         5
Shealy David                  1304663       90,006         5
Simpkins Sherry            1000019138        1,223         5
Smoothy's Inc              1000010351       95,660         5
Stewart Carriage House     1000008347      135,088         5
Wallace Dorothy            1000000490        8,872         5
White George D             1000014008        9,182         5
White Pierce S Jr             1102314        8,592         5
Yarborough Lisa             100002347          451         5
     TOTAL                         68    1,117,648         5



As of 5/11/00

Name                          Acct. #      Balance        RR

Abney Leo                  1000017671        4,991         4
Adams Wyman W              1000014428       16,000         4
Adams Wyman W              1000014140        2,499         4
Adams Wyman W              1000011176       18,329         4
Ann's Dairy Bar               1103029       25,150         4
Atkinson Janet             1000018718       23,343         4
Bailey Danielle M          1000018040       19,886         4
Bearden Tammy A            1000006271        5,368         4
Black Donnie               1000010135        3,138         4
Boatwright James           1000009166       12,993         4
Boatwright James           1000013303       10,000         4
Boatwright James           1000007711        4,000         4
Boone David                1000007537       13,581         4
Boone David                1000010840        3,740         4
Boone David                1000018013       26,120         4
Breibart Richard J            1102866       91,449         4
Burnett Mary C             1000018811        1,655         4
Burnett Mary C             1000014992        5,259         4
Butler Everette L          1000013885        9,657         4
Butler Kershall            1000009208        4,893         4


First Amendment To
Purchase and Assumption Agreement
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Clark Ernest                  1302796        3,961         4
Clark Ernest               1000018991        8,037         4
Coleman Leroy              1000008140        2,314         4
Corley John Voight         1000007141        7,075         4
Country Peddler               1102551       95,007         4
Crouch Glenn               1000007147        6,205         4
Crouch Glenn               1000009631        7,056         4
Crouch Glenn               1000015559       44,311         4
Crouch Glenn               1000016141       12,178         4
Crouch J Bennie Jr         1000013801       30,112         4
Crouch J Bennie Jr         1000017572        2,219         4
Crouch J Bennie Jr         1000017425        3,669         4
Crouch J Bennie Jr         1000010636        3,805         4
Crouch J Bennie Jr         1000016738      161,186         4
Crouch Norman J               1103567       38,393         4
Crouch Sandra E            1000014590        3,999         4
Culbreath Dexter           1000017434        3,144         4
Edwards Henry Clark        1000015454       65,410         4
Ergle Johnnie              1000000388       37,687         4
Graham Heather             1000017470          743         4
Hall, Jeffrey              1000011704       23,777         4
Hall, Jeffrey              8000011704     (19,022)         4
Hicks Doris L                71874190        5,423         4
Johnson Dorothy Y          1000009913        8,500         4
Johnson Dorothy Y          1000014065       11,500         4
Johnson Dorothy Y          1000010951        6,162         4
Koon Jimmie Lee Jr            1103915        7,031         4
Koon Jimmie Lee Jr         1000001765        9,567         4
Koontz Samuel E               1102995       43,686         4
Lake Mike                  1000019234        7,872         4
Martin Hoover                51864320       15,904         4
McDaniel Richard           1000010147        1,160         4
Mills Cliff                   1304217       15,777         4
Mitchell Benjamin          1000011980       78,108         4
Padgett Chandra H          1000018808       11,765         4
Powell Dwight                 1303846       49,190         4
Pressley Daniel A          1000019117        6,918         4
Prewett Leah R             1000013507        2,025         4
Price Jason                   1104008       11,163         4
Price Jason                   1303914       52,463         4
Price Jason                   1102702       11,779         4
Ray Anthony D                 1304093       26,126         4
Rita John R                1000012883       81,193         4
Rita John R                1000017494        8,957         4
Rita John R                1000014512        5,021         4
Rita John R                1000012865       42,725         4
Rita John R                1000012085       11,904         4
Rita John R                1000009826       34,537         4
Rodgers Andrew T             51863617       10,000         4
Rodgers Andrew T           1000016054       30,000         4
Rodgers David L               1303326       17,377         4
Salter O Fredrick Jr          1303300       21,875         4


First Amendment To
Purchase and Assumption Agreement

Shealy Larry D                1302825       17,026         4
Smith Thomas Dwight           1302780        5,412         4
Southeast Helicopter       1000004438        2,893         4
Southeast Helicopter       1000012463       70,966         4
Southeast Helicopter       1000015913       15,457         4
Southeast Helicopter         11862551       95,000         4
Storey Leonard                1303529        8,567         4
Wertz Ernie K                 1302813       10,663         4
Wertz Logging              1000010375       11,323         4
Wertz William S              51862387       11,013         4
White Gina B               1000015262       12,442         4
Williams Vannie Jr           11863483       15,000         4
Williams Vannie Jr         1000014164       29,156         4
Yarbrough Molte              81864177        5,000         4
Yarbrough Molte            1000014485        9,891         4
     TOTAL                         87    1,808,834         4


First Amendment To
Purchase and Assumption Agreement
Page 6